LEASE

This lease is made on October 12, 2004 between Ralston Industries, Inc., an Ohio corporation having its principal office and place of business in Franklin County, Ohio ("Landlord"), and Mid-coast Management, Inc., a(n) Illinois corporation having its principal office and place of business at 600 Bayview Ave., Inwood, New York 11096-1104 ("Tenant"), who hereby agrees as follows:

1. <u>Lease of Leased Premises.</u> On the terms and subject to the conditions described in this lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises situated in the City of Columbus, County of Franklin, State of Ohio and more particularly described as follows: approximately 26,000 square feet in building #3 aka 580 N. Cassady Avenue, Columbus, Ohio 43219, and also shown on Exhibit A, which is attached hereto and made a part hereof, together with all other improvements, appurtenances, rights, privileges, and easements incident and/or attached thereto (the "leased premises"). The leased premises are situated upon and are part of a tract of land owned by Landlord on which Landlord has constructed certain buildings and improvements which are collectively known as the Ralston Industries Warehouse Facility and are hereinafter called the "Warehouse Complex".

2. <u>Term.</u> The term of this lease shall be for a period of one (1) year commencing on February 1, 2005 and ending on January 31, 2006.

3. <u>Rent.</u> Tenant shall pay Landlord as rent for the leased premises the sum of $68,900.00 payable in equal monthly installments of $5,941.66 (these payments are rent for the use of 26,000 SF and $200.00 monthly trailer storage per article 37 of this document), for the remainder of the lease term, in advance, without demand, on the first day of each calendar month during the term hereof. All rent and other payments required to be made by Tenant to Landlord pursuant to the provisions of this lease shall be paid to Landlord at the address of Landlord set forth in paragraph 31 of this lease or at such other place as Landlord may designate by notice to Tenant from time to time. If the term of this lease commences on a day that is not the first day of a calendar month, then Tenant's rent for the first and last months of the term shall be prorated on a daily basis and Tenant's fist rent payment shall be due upon execution of this lease.

4. <u>Security Deposit.</u> Tenant has deposited with Landlord a security deposit, the receipt of which is hereby acknowledged by Landlord. The security deposit shall be held by Landlord as security for the full and complete performance by Tenant of all the terms, covenants, and conditions to be performed by Tenant under this lease. In the event of a default by Tenant under this lease, (which default is not cured by Tenant as permitted by paragraphs 20 and 21 below) Landlord may (but shall not be required to) apply any portion of such security deposit as shall be deemed necessary in order to compensate Landlord for any damages sustained by Landlord by reason of such default and require Tenant to pay to Landlord the amount so applied so that the security deposit will at all times be in the amount set forth above. Upon termination of this lease, any part of such security deposit which is not so applied by Landlord

JAN 28 2005

in order to compensate Landlord for damages sustained by it shall be returned by Landlord to Tenant without interest.

5. Use of Leased Premises. Tenant may use and occupy the leased premises for the purpose of operating a transportation brokerage and a container freight station facility and purposes necessarily incidental thereto, including the performing of such services as are customarily performed in the operation of such business, and Tenant shall not permit the leased premises to be used or occupied for any other purpose without the prior written consent of Landlord. Tenant shall at all times maintain the leased premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin, and other pests. Tenant shall not use or permit the use of any apparatus for sound reproduction or transmission in such a manner that the sound so reproduced or transmitted shall be unreasonably audible beyond the interior of the leased premises; shall not cause or permit objectionable odors to emanate from the leased premises; subject to Tenant's right to park trailer vans as provided in paragraph 37 below, shall use its best efforts to prevent the unreasonable parking or standing of trucks, trailers and other vehicles or equipment engaged in loading or unloading goods, materials, or supplies into or from the leased premises; and shall keep driveways and passageways used for delivery purposes in common with other tenants, if any, to be so used and kept clear and unobstructed. Tenant shall not paint, decorate, or make any change whatsoever in any part of the exterior of the leased premises or erect or install any exterior signs or advertising matter except in conformity with paragraph 11 of this lease. Tenant shall conduct its business in and from the leased premises in all respects in a dignified manner and in accordance with high standards.

Tenant shall use the leased premises in a careful, safe and proper manner, shall not commit or suffer any waste in, on, or to the leased premises, and shall not use or occupy the same, or permit its use or occupancy or the use or occupancy of any part thereof, for any purpose contrary to any laws, ordinances, rules, regulations, requirements or orders of any governmental or public authority having jurisdiction with respect to the leased premises or any business conducted on the leased premises, whether present or future, foreseen or unforeseen, ordinary or extraordinary. In addition, Tenant shall not use the leased premises for any purpose or in any manner which may be dangerous of life, limb, or property or which will increase the rate of fire insurance on the leased premises. Upon termination of this lease, upon expiration or otherwise, Tenant shall deliver up the leased premises to Landlord in a clean condition and in as good order and state of repair as the same now are or may hereafter be put by Landlord or Tenant, ordinary wear and tear excepted.

Tenant has examined the leased premises, is familiar with the condition thereof, and is satisfied therewith and accepts them in their present condition as fit for the particular use intended, without any representation, warranty, or promise of any kind on the part of Landlord.

Tenant shall keep the leased premises, the walks, docks, and ramps thereto free from refuse, snow, ice, grass, weeds, and all other obstructions, and shall hold and save harmless Landlord from any and all damages and liabilities growing out of, arising from, or connected with the breach of this covenant, or with any omission or commission of Tenant in respect of the leased premises. Tenant shall not use the leased premises or permit the leased premises

to be used in a manner that will interfere with the peaceable, lawful, or useful occupancy or operation of any part of the Warehouse Complex by any other tenant or occupant thereof, or that will disturb any other tenant or occupant of adjacent or contiguous property. Tenant shall not place or permit to be placed in or on any portion of the leased premises any weight in excess of the safe carrying capacity of the structure.

Tenant shall not stack goods or other personal property within 12 inches of any wall of the leased premises.

6. Common Areas. The term "common areas" as used in this lease shall mean and include all parts of the Warehouse Complex which are designed for the use and benefit of more than one tenant, including without limitation halls, corridors, sidewalks, and driveways (excluding areas within the buildings, future buildings, and parking areas which are designed for exclusive occupancy by other tenants and roads or highways maintained by public authority). Landlord hereby grants to Tenant a non-exclusive easement appurtenant to the leased premises to utilize the sidewalks and driveways and the other common areas for ingress and egress to and from the leased premises for the benefit of Tenant and its employees, agents, customers, invitees, and licensees subject to the same rights which may be granted from time to time to other tenants of the Warehouse Complex and subject also to such reasonable rules and regulations respecting the use thereof as Landlord may adopt from time to time, including the designation of certain parts of the parking areas for employee parking. Tenant shall comply and cause its employees, agents, customers, invitees and licensees to comply with all such rules and regulations.

It is understood and agreed that Landlord may from time to time enlarge the buildings and construct additional buildings and improvements at the Warehouse Complex, in which event the tenants of such additional buildings and their employees, agents, customers, invitees and licensees may use the common areas in common with Tenant and other tenants of the Warehouse Complex and their employees, agents, customers, invitees and licensees. Landlord shall also have the right at any time and from time to time to change the layout of the driveways and parking areas, including the right to add to or subtract from their shape and size as well as to alter their location.

7. Taxes and Assessments. Landlord shall pay all real estate taxes and assessments, both general and special, imposed or levied upon the leased premises (the "Taxes"). Notwithstanding the foregoing to the contrary, Tenant shall pay its pro rata share of (a) any storm water taxes, assessments or other charges relating to the leased premises, and (b) any increase(s) in the Taxes occurring one year after the date of this lease.

Tenant shall pay or cause to be paid when due all taxes or charges now or hereafter imposed with respect to any business conducted by Tenant on the leased premises and with respect to any fixtures or personal property included in the leased premises or used by Tenant in connection therewith.

8. Utility Services. During the term of this lease and any renewal thereof, Tenant shall pay or cause to be paid when due all gas, electricity, water, sanitary sewer, storm sewer,

telephone and other utility services used or wasted in connection with the leased premises, and such utility services shall be measured by separate meters, if available, which shall be installed by Tenant at its cost.

9. Repairs. Landlord, at its sole cost and expense, shall keep and maintain in good order and repair the roof and other exterior portions of the leased premises, excluding exterior doors and windows and glass in the exterior walls of the leased premises, which shall be Tenant's obligation to maintain, repair and replace. Tenant shall give written notice to Landlord of any necessary exterior repairs which are the responsibility of Landlord, and Landlord shall not be liable or responsible for any loss or damage resulting from the failure to make any repair unless written notice of the need for such repair shall have been given to Landlord and a reasonable period of time has elapsed thereafter within which Landlord has failed to make such repair.

Tenant, at its sole cost and expense, and to the reasonable satisfaction of Landlord, shall keep and maintain in good order and repair (and replace as necessary) the exterior doors, windows and glass in the exterior walls, the dock levelers, and all interior portions of the leased premises, including without limitation the plumbing, electrical, heating, and air conditioning systems and equipment situated therein, provided, however, that Tenant's obligation under this paragraph 9 shall be limited to maintenance and ordinary repairs. Tenant shall not be responsible under this paragraph 9 for replacements or repairs which are capital in nature.

10. Signs. Tenant shall have the right to install and maintain at its own expense one or more identification signs on the exterior of the leased premises, subject to the prior written approval of Landlord with respect to size, design and appearance, which approval (or lack thereof) shall be based on the effect which any proposed sign or signs shall have on the aesthetic appearance of the leased premises and the Warehouse Complex. The installation and maintenance of any and all such signs by Tenant shall be in compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities, and Tenant shall be responsible for the removal of any and all such signs within 30 days following the termination of this lease (by lapse of time or otherwise) and for the repair of any damage caused by the installation or removal of any and all such signs.

11. Alterations and Personal Property of Tenant. No alteration, addition, improvement, or other change in or to the leased premises (hereinafter collectively called an "alteration") shall be made by Tenant except under the following circumstances: (a) no alteration shall be made without first obtaining the prior written consent of Landlord to the specific alteration, except usual nonstructural interior remodeling which enhances the value of the leased premises; (b) no alteration shall be made which would affect the structural strength of the building in which the leased premises are situated; (c) no alteration shall be commenced until Tenant has first obtained and paid for all required permits and authorizations of all governmental authorities having jurisdiction; (d) any alteration shall be made promptly and in good workmanlike manner and in compliance with all applicable permits, authorizations, building and zoning laws, and all other laws, ordinances, regulations, and requirements of all governmental authorities and in accordance with the requirements of the National Board of

Fire Underwriters or other body hereafter exercising similar functions; (e) the cost of any such alteration shall be paid in cash or its equivalent, so that the leased premises shall at all times be free of liens and claims for work, labor, or materials supplied or claimed to have been supplied to the leased premises and, if Landlord at any time so requests, no alteration shall commence or proceed unless Tenant gives evidence satisfactory to Landlord that the same will be fully paid for upon completion; and (f) any alteration shall immediately become and remain the property of Landlord unless Landlord otherwise agrees in writing, subject always to the rights of Tenant hereunder, provided that upon termination of this lease Landlord shall have the right at its option to require Tenant to remove any alteration and to restore the leased premises to the same condition as before the alteration was made, unless Landlord expressly waives the foregoing right in its written consent to such alteration. Within 90 days following the completion of any alteration made by Tenant, Tenant shall give written notice to Landlord describing the same and setting forth Tenant's cost therefor.

Tenant may install or place into or on the leased premises such furniture, furnishings, equipment, trade fixtures and other personal property (collectively, the "Personal Property") which it deems necessary or desirable for the use of the leased premises as described in paragraph 5, above. All of the Personal Property shall be installed, placed or kept in or on the leased premises at the sole risk of Tenant, its agents, employees, licensees, or invitees, and Landlord shall not be responsible in any way for any loss of or damage to the same, including without limitation any loss or damage resulting from any sprinkler system, roof leaks, plumbing, gas, water, sanitary or storm sewer or other pipe or tank (whether bursting or leaking therefrom) or resulting from the act or negligence of any other tenant or occupant of the Warehouse Complex. As security for the performance of the duties and obligations imposed upon Tenant pursuant to the provisions of this lease, Tenant hereby grants to Landlord a security interest in all of the Personal Property located on the leased premises. Tenant shall execute and deliver to Landlord any financing statements, certificates, or other documents which may be requested by Landlord from time to time in order to perfect or more fully attach the foregoing security interest.

Upon termination of Tenant's rights under this lease and if Tenant is not then in default in the performance of the duties and obligations imposed upon it pursuant to the provisions of this lease, Tenant shall have the right to remove from the leased premises all of the Personal Property, but Tenant shall promptly repair, at its sole cost and expense and to the reasonable satisfaction of Landlord, any damage caused by such removal.

12. Liens and Claims. Tenant shall at all times keep the leased premises and Landlord's estate or interest therein free and clear from all claims, liens, and encumbrances arising by, from or through Tenant or the occupancy of the leased premises by Tenant or occurring as the result of any repairs, alterations, additions and improvements to the leased premises performed by or on behalf of Tenant pursuant to the terms of this lease, and Tenant shall indemnify and save harmless Landlord from and against all losses, costs, expenses, and attorneys' fees incurred or expended in connection with any such claim, lien or encumbrance or the prosecution or defense of any suit, action or proceeding relating to the same.

13. Mutual Indemnities.

a. Tenant shall indemnify and save harmless Landlord for, from and against all liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any accident, injury or damage to any person or property arising out of Tenant's use, occupancy or maintenance in, on or about the leased premises or common areas, unless caused by the intentional wrongful act or negligence of Landlord. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord shall at Tenant's sole cost and expense, defend such proceeding by counsel approved by Landlord in writing.
b. Landlord shall indemnify and save harmless Tenant for, from and against all liabilities, obligations, damages, reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Tenant by reason of any accident, injury or damage to any person or property occurring in, on or about the leased premises or common areas unless caused by the negligent or intentional act of Tenant. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon written notice from Tenant shall at Landlord's sole cost and expense, defend such proceeding by counsel approved by Tenant in writing.

14. Tenant Insurance. Tenant shall maintain at its expense throughout the term of this lease a policy or policies of insurance insuring Tenant and Landlord against (a) loss or damage by fire, explosion, or other casualty covering the leasehold improvements for 80% of the replacement value thereof, and (b) all liability for injury to or death of any person (including contractual liability) occasioned by or arising out of or in connection with the occupancy of the leased premises. Such insurance shall be in such form and amounts and from such carriers as may be acceptable to Landlord, and Landlord shall have the right to review and require changes in such insurance coverage from time to time. The amounts of such liability insurance (including any umbrella policies) shall be not less than $500,000 with respect to injuries to or death of any one person and not less than $1,000,000 with respect to any one occurrence. Upon request, Tenant shall furnish evidence satisfactory to Landlord of the maintenance of such insurance and shall obtain an endorsement providing that the insurer shall notify Landlord at least 30 days prior to the effective date of any modification, expiration, or cancellation of any such insurance.

In addition, Tenant shall pay to landlord Tenant's pro rata share of any increase(s) in Landlord's insurance on the Warehouse Complex occurring one year after the date of this lease.

15. Waiver of Subrogation. In any event of loss or damage to the Warehouse Complex, the leased premises, or any contents therein, each party shall look first to any insurance in its favor before making any claim against the other party. To the extent possible without additional cost, each party shall obtain for each insurance policy carried by such party such provisions or endorsements permitting the waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party.

16. **Damage or Destruction.** If at any time the leased premises are damaged or destroyed, Landlord may, at its option: (a) repair or restore the leased premises to their condition immediately prior to such damage or destruction; or (b) terminate this lease as of the date of such damage or destruction. Upon such termination, the rent payable by Tenant shall be apportioned as of the date of such damage or destruction. Landlord shall give written notice to Tenant of its election either to repair or restore the leased premises or to terminate this lease within 90 days after the date such damage or destruction occurs; provided, however, that Landlord's obligation with respect to this paragraph 16 shall not be deemed applicable to damage or destruction occurring to the Warehouse Complex exclusive of the leased premises.

In the event that any damage or destruction to the leased premises occurs which does not result in a termination of this lease as provided in the preceding paragraph, the rent payable by Tenant shall be abated during the period of any restoration or repair of the leased premises in such proportion that the interior floor area of the leased premises of which Tenant is deprived as a result of such damage or destruction or the repair or restoration necessitated thereby bears to the total interior floor area of the leased premises. Notwithstanding the foregoing provisions, in the event the leased premises shall be damaged by fire or other insured casualty due to the fault or neglect of Tenant or Tenant's servants, employees, contractors, agents, invitees, or licensees, there shall be no apportionment or abatement of any rent whatsoever.

17. **Appropriation.** If all of the leased premises are taken by any public or quasi-public authority in appropriation proceedings or by right of eminent domain (a "Taking"), then this lease shall terminate as of the date title is transferred to the public or quasi-public authority and the rent and other charges herein to be paid by Tenant shall be paid to that date. If a Taking occurs with respect to all or any part of the Warehouse Complex (exclusive of the leased premises), then Landlord may, at its option, terminate this lease as of the date title is transferred to the public or quasi-public authority and the rent and other charges herein to be paid by Tenant shall be paid to that date.

If a Taking occurs with respect to a portion of the leased premises, then this lease shall continue in full force and effect, except that the rent to be paid by Tenant shall be equitably and proportionately adjusted. Such Taking shall not operate as or be deemed an eviction of Tenant or breach of Landlord's covenants for quiet enjoyment. The entire amount payable as a result of any Taking shall be paid to Landlord.

18. **Assignment and Sublease.** Tenant shall neither assign this lease nor sublease all or any part of the leased premises.

19. **Access To Leased Premises.** Landlord and its authorized representatives shall have the right to enter the leased premises at all reasonable hours for the purpose of inspecting the same or making repairs, additions, or alterations thereto or to other parts of the building in which the leased premises are situated.

20. Landlord's Right to Cure Certain Defaults. If Tenant fails to perform and observe any obligation or condition to be performed by Tenant under this lease, and fails to cure such default within 5 days after receipt of written notice from Landlord to do so (or if such default cannot be cured within such 5-day period, Tenant fails to commence and thereafter prosecute the same to conclusion), then Landlord may, but shall not be required to, cause the performance and observance of the obligation or condition to which the default relates, and any and all costs and expenses incurred by Landlord in connection therewith shall be payable by Tenant to Landlord on demand, together with interest thereon at the rate of 18% per annum from the time such costs and expenses were incurred by Landlord until Landlord is fully reimbursed by Tenant, and the same shall be deemed additional rent hereunder to be paid by Tenant to Landlord.

21. Other Remedies on Default. If Tenant fails to pay any installment of monthly rent when due hereunder, or if Tenant fails to keep and perform any of the covenants, agreements, conditions, duties and obligations required to be kept and performed by it pursuant to the provisions of this lease and within 30 days after notice of such failure does not undertake efforts to remedy such default or thereafter fails to prosecute diligently such efforts, or if Tenant abandons or vacates the leased premises during the lease term, or makes an assignment for the benefit of creditors, or is adjudicated a bankrupt, or suffers a receiver or trustee to be appointed in any action or proceeding by or against it and fails to secure the discharge of such receiver or trustee within 90 days following such appointment, or makes an application for arrangement or reorganization under the Bankruptcy Act of the United States, or if an attachment, execution or other legal process is issued against Tenant's interest in the leased premises and is not discharged within 90 days after such issuance, then Landlord may enter into and upon the leased premises and again possess and enjoy the same as if this lease had not been made and thereupon the duties and obligations of Landlord pursuant to the provisions of this lease shall terminate, without prejudice to Landlord's right to recover from Tenant all rentals and claims due under the provisions of this lease, and the entire amount of unpaid rent due hereunder shall accelerate and become immediately due and payable. The commencement of a proceeding or suit in forcible entry and detainer, or in ejectment or otherwise, by Landlord shall be equivalent in every respect to actual entry by Landlord. In the event of any such default by Tenant and entry by Landlord, Landlord may relet the leased premises for the remainder of the lease term for the highest rent reasonably obtainable therefor and may recover from Tenant any deficiency between the amount so obtained and the amount of rental hereinbefore reserved.

Tenant shall reimburse Landlord on demand for all costs, charges, and expenses (including without limitation interest, costs of collection, and brokerage and reasonable attorney's fees) incurred by Landlord directly or indirectly due to Tenant's default or breach under this lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from any action taken by Landlord upon default by Tenant, whether such damages may be caused by the negligence of Landlord or otherwise. No entry or taking possession of the leased premises by Landlord shall be construed as an election by Landlord to terminate this lease, unless a written notice of termination is given to Tenant. No action by Landlord during the term shall be deemed an acceptance of an attempt surrender of the

leased premises, and no agreement to accept a surrender of the leased premises shall be valid unless made in writing and signed by Landlord.

22. Remedies Cumulative. Each right and remedy of Landlord shall be cumulative and concurrent and shall and be in addition to every other right or remedy, and neither the existence, availability, nor exercise of any one or more of such rights or remedies shall preclude or otherwise affect the simultaneous or later exercise by Landlord of any or all such other rights or remedies.

23. Non-Waiver. No failure by Landlord to exercise any option hereunder or to enforce its rights or seek its remedies upon any default and no acceptance by Landlord of any rent accruing before or after any default nor any exercise by Landlord of its rights under paragraph 20, shall affect or constitute a waiver of Landlord's right to exercise that option, enforce that right, or seek that remedy with respect to that default or any prior or subsequent default.

24. Holding Over. Tenant shall have no right to hold over at the end of the term or any renewal term without the written consent of Landlord. If Tenant does, in fact, remain in possession of the leased premises after Tenant's rights under this lease shall have been terminated, by lapse of time or otherwise, then Tenant shall be deemed to be a tenant from month to month subject to all of the terms and conditions hereof except that: (i) the term shall be month to month; and (ii) the rent during such month to month tenancy shall be 150% of the rental amount in effect at the end of the term (or renewal term) of the lease.

25. Title of Landlord and Quiet Enjoyment. Landlord hereby covenants with Tenant that it is the owner of the leased premises and has the lawful right to make this lease for the term herein set forth, and, conditioned upon the payment of rental and the full performance by Tenant of all duties and obligations imposed upon it pursuant to the provisions of this lease, Tenant shall at all times during the term of this lease peaceably and quietly have ,hold, occupy, and enjoy the leased premises and the appurtenances thereunto belonging without hindrance or molestation by Landlord or by any person lawfully claiming the leased premises.

26. Landlord's Option to Relocate Tenant. Landlord shall have the right to relocate the leased premises of Tenant from time to time to another part of the Warehouse Complex, provided, however, Landlord shall provide Tenant space and improvements to the extent provided by Landlord herein in the relocated area equal to the leased premises and at the same rent as the leased premises. If Landlord elects to relocate Tenant, all moving expenses involved in relocatin Tenant shall be borne by Landlord.

27. Landlord's Transfer. In the event Landlord transfers its interest in the leased premises, Landlord shall thereby be released from all further obligations hereunder, and Tenant shall attorn to and look solely to the transferee for the performance of such obligations. The obligation of Tenant to attorn to the transferee of Landlord shall survive any termination of rights of Landlord in the leased premises, and Tenant shall execute and deliver to such transferee or other designee of Landlord from time to time within 10 days after written request therefor all instruments which might be required by Landlord to confirm such attornment.

28. Subordination. This lease and all rights of Tenant hereunder shall be subject and subordinate to all mortgages, security agreements, collateral assignments, ground leases and other encumbrances which might now or hereafter affect Landlord's interest in this lease or the leased premises, without any further action by Tenant. Tenant agrees to execute and deliver to Landlord from time to time within 10 days after written request therefor any instruments, certificates, or other documents requested by Landlord from time to time to confirm such subordination. Notwithstanding the foregoing provisions, Tenant agrees that any holder of any such encumbrance shall have the right at any time to subordinate its rights to the rights of Tenant under this lease on such terms and subject to such conditions as such holder deems appropriate in its absolute discretion.

29. Litigation. If Landlord is made a party to any litigation commenced against Tenant or commenced by Tenant against any party other than Landlord, then Tenant shall pay all costs and expenses (including legal fees) incurred by or imposed upon Landlord in connection with such litigation.

30. Estoppel Certificate. Either party to this lease shall from time to time during the term of this lease, immediately upon request of the other party, execute and deliver to the other party a statement certifying that this lease is in full force and effect, the date through which the rent and other charges hereunder have been paid, and any other factual matter reasonably requested by the other party.

31. Notices. Unless hereinafter changed by written notice to Tenant, any notice required to be given Landlord herein shall be deemed duly served if the same be addressed to Landlord and sent by registered mail to 600 North Cassady Avenue, Columbus, Ohio 43219. Any notice required to be given Tenant herein shall be deemed duly served if the same be addressed to Tenant and sent by registered mail to Tenant at the leased premises or to such other place as Tenant shall hereafter designate by written notice to Landlord.

32. Titles of Sections, Number and Gender. The titles of the various sections of this lease have been inserted only as a matter of convenience and for reference and in no way affect, define, limit or describe the scope or intent of this lease or any of its provisions. The singular number and neuter gender of personal pronouns have been used throughout this lease, and any such pronouns shall be construed to mean such number and gender as the context, circumstances or its
antecedent may require.

33. Successors and Assigns. This lease shall be binding upon, inure to the benefit of, and be enforceable by and against the parties hereto and their respective heirs, devisees, personal representatives, successors and assigns, and all covenants contained herein shall be construed as covenants running with the land.

34. Miscellaneous. This lease shall not be recorded.

35. Severability. The intention of the parties to this agreement is to comply fully with all laws governing leases, and this agreement shall be construed consistently with all such laws

to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe part or all of any provision of this lease, and holds that part or all of that provision to be valid, such invalidity shall not affect the balance of that provision or the remaining provisions of this agreement, which shall remain in full force and effect.

36. Entire Agreement. This lease (with its exhibits) contains the entire agreement between Landlord and Tenant and supersedes any prior discussions, representations, warranties, or agreements between them respecting the subject matter. No alterations, amendments, changes, or additions to this lease shall be made or be binding upon Landlord or Tenant unless made in writing and signed by both parties.

37. Trailer Storage. During the term of this lease the Tenant has paid for, and is permitted the storage of up to 10 trailer vans for the purpose of maintaining service to his customers. Equipment in excess of 10 trailer vans will be charged at the rate of 12 cents per s.f. per month for any one occurrence in a thirty day period by calender month. Tenant shall use the space as shown on exhibit A, which is attached and part of this lease.

Signed and Acknowledged
In the presence of:

LANDLORD:

RALSTON INDUSTRIES, INC., an
Ohio Corporation

By: [signature]
Thomas L. Kaplin, Chairman

[signature]
Print Name: DON PULLINS

____
Print Name: ______________

Signed and Acknowledged
In the presence of:

TENANT:

MID-COAST MANAGEMENT, INC.

[signature]
SCOTT GOODMAN, TREASURER

[signature]
Print Name: JOHN RUSSO

____
Print Name: ______________

____

STATE OF OHIO
FRANKLIN COUNTY

The foregoing instrument was acknowledged before me on Jan 17, 2005, by Thomas L Kaplin, the Chairman of Ralston Industries, Inc., an Ohio corporation, on behalf of such corporation.

Darlene Watts
Notary Public

DARLENE WATTS
NOTARY PUBLIC - STATE OF OHIO
MY COMMISSION EXPIRES 2-8-2009

STATE OF OHIO
________ COUNTY

The foregoing instrument was acknowledged before me on ______, 2005, by ________________, the ____________________ of ____________________________.

____
Notary Public

RALSTON INDUSTRIES INC/WAREHOUSE SERVICES, INC.

EXHIBIT A


AVE.
AVE.
AVE.
AVE.
E. FIFTH AVE.
MORRIS
ALTON
RARIG
E. FOURTH
N. CASSADY
BUILDING #12
BUILDING #10
BLDG. #6
#95
#B2
BLDG. #2
BLDG. #1
BUILDING #3
N
W
E
S

APPROXIMATELY 26,000 SF IN BUILDING #3 aka 580 N. Cassady Ave.
COLUMBUS, OHIO 43219